                                POWER OF ATTORNEY

     Know all by  these  presents,  that I,  Robert C. Scharp,  hereby constitute  and appoint  each of Greg A. Walker,  Edythe C. Katz,  and Sharon J.
Fetherhuff,  or any of them signing singly, and with full power of substitution, my true and lawful attorney-in-fact to:

     (1)  execute  for and on my behalf,  in my  capacity  as an officer  and/or director of Foundation Coal Holdings,  Inc. (the "Company"),  Forms 3,
          4, and 5 in accordance  with Section 16(a) of the Securities  Exchange
          Act of 1934 and the rules thereunder;

     (2)  do and  perform  any and all acts for and on my  behalf  which  may be necessary  or desirable to complete and execute any such Form 3, 4, or
          5,  complete and execute any  amendment  or  amendments  thereto,  and timely  file such form with the SEC and any stock  exchange or similar authority; and

     (3)  take any other action of any type  whatsoever in  connection  with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit,  in my best  interest,  or legally  required  by me, it being understood that the documents executed by such  attorney-in-fact on my behalf  pursuant to this Power of  Attorney  shall be in such form and shall contain such terms and conditions as such  attorney-in-fact  may approve in such attorney-in-fact's discretion.

     I hereby grant to each such attorney-in-fact full power and authority to do and  perform any and every act and thing  whatsoever  requisite,  necessary,  or proper  to be  done in the  exercise  of any of the  rights  and  powers  herein granted,  as  fully  to all  intents  and  purposes  as I might  or  could do if personally  present,  with full  power of  substitution  or  revocation,  hereby
ratifying   and   confirming   all   that   such   attorney-in-fact,   or   such
attorney-in-fact's  substitute or substitutes,  shall lawfully do or cause to be done by virtue of this  power of  attorney  and the  rights  and  powers  herein granted.  I  acknowledge  that (i) I have  granted  this  authority to each such attorney-in-fact  solely to make it more  convenient  for me to  comply  with my reporting  requirements  under Section 16(a), (ii) my granting of this authority does not  relieve  me of any of my  responsibilities  to  prepare  and file on a timely basis all reports that I may be required to file under Section 16(a), and
(iii) neither the Company nor any of the attorneys-in-fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

     This Power of Attorney  shall remain in full force and effect until I am no longer  required  to file Forms 3, 4, and 5 with  respect to my  holdings of and transactions in securities  issued by the Company,  unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF,  I have caused this Power of Attorney to be executed as of this ____ day of October, 2005.

                                       /s/ Robert C. Scharp
                                       -------------------------------------
                                       Robert C. Scharp